                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-A


               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934



                                Intrinsix Corp.
                                ---------------
            (Exact name of registrant as specified in its charter)

             Massachusetts                             04-2891898
             -------------                             ----------
          (State of incorporation                    (IRS Employer
             or organization)                       Identification No.)


                      33 Lyman Street, Westboro, MA 01581
                      -----------------------------------
           (Address of principal executive offices)   (Zip Code)

If this form relates to the             If this form relates to
registration of a class of              the registration of a class of
securities pursuant to Section 12(b)    securities pursuant to Section 12(g)
of the Exchange Act and is effective    of the Exchange Act and is effective
pursuant to General Instruction A.(c),  pursuant to General Instruction A.(d),
please check the following box. [_]     please check the following box. [x]

Securities Act registration statement file number to which this form relates:
333-33920
---------
 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:  None

          Title of Each Class            Name of Each Exchange on Which
          to be so Registered            Each Class is to be Registered
          -------------------            ------------------------------



Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, no par value per share
                     ------------------------------------
                               (Title of Class)
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Item 1:  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

The description under the heading "Description of Capital Stock" relating to the Registrant's Common Stock, no par value per share, in the Prospectus included in the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Registration Statement on Form S-1") (File No. 333-33920) is incorporated herein by reference.

Item 2:  Exhibits.
         --------

The following exhibits are filed herewith (or incorporated by reference as indicated below):

         1. Articles of Organization of the Registrant, as amended, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1.

         2. Form of Amended and Restated Articles of Organization of the Registrant, incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1.

         3. Bylaws of the Registrant, as amended, incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1.

         4. Form of Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1.

                                   SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             Intrinsix Corp.


                                             By: /s/ James A. Gobes, Jr.
                                                --------------------------------
                                                 James A. Gobes, Jr.
                                                 Chief Executive Officer




July 24, 2000